UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2003

ACCREDO HEALTH, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25769	62-1642871

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1640 Century Center Pkway
Suite 101
Memphis, TN 38134
(Address of Principal Executive Offices, including Zip Code)

(901) 385-3688
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

     On May 5, 2003, Accredo Health, Incorporated (the “Company”), a Delaware corporation, dismissed Ernst & Young LLP (“E&Y”) as its independent public accountant. The decision to terminate the engagement of E&Y was recommended and approved by the Audit Committee of the Company’s Board of Directors, which determined that such termination was in the best interests of the Company, and approved by the Company’s Board of Directors.

     E&Y was retained as the Company’s independent auditor at the time of the Company’s formation on May 29, 1996. E&Y’s reports on the financial statements of the Company for each of the years ended June 30, 2002 and June 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the years ended June 30, 2002 and June 30, 2001 and the interim period between June 30, 2002 and the date of this Form 8-K, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for such years. During the years ended June 30, 2002 and June 30, 2001 and the interim period between June 30, 2002 and the date of this Form 8-K, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission).

     The Company has provided E&Y with a copy of the foregoing disclosures and has requested a letter from E&Y stating whether it agrees with the disclosures contained in Item 4 of this Form 8-K. The Company expects to file this letter with the Securities and Exchange Commission within ten business days of the date of this Form 8-K.

     The Audit Committee of the Company’s Board of Directors has not yet engaged a new independent public accountant, but is in the process of soliciting bids from potential independent public accountants and expects to make a transition as soon as possible.

ITEM 5.     OTHER EVENTS.

     On May 5, 2003, the Company filed a lawsuit against E&Y seeking damages in excess of $53.3 million in connection with the auditing and accounting procedures used by E&Y in determining the adequacy of the reserve against the recorded accounts receivable that the Company acquired on June 13, 2002 as part of its purchase of the Specialty Pharmaceutical Services division of Gentiva Health Services, Inc. The lawsuit, which was filed in the Circuit Court in Memphis, Tennessee, includes claims for professional malpractice, negligent misrepresentation, breach of contract and violations of the Tennessee Consumer Protection Act.

     A copy of the press release issued by the Company announcing the filing of the lawsuit against E&Y and the Company’s decision to dismiss E&Y as its independent public accountant is attached to this Form 8-K as Exhibit 99.1.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

     No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated May 5, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCREDO HEALTH, INCORPORATED

	By:	/s/ Thomas W. Bell, Jr. Thomas W. Bell, Jr. Senior Vice President and General Counsel

Dated: May 5, 2003